Exhibit 99.1

Cornerstone OnDemand Announces Third Quarter 2017 Financial Results

SANTA MONICA, Calif. – November 8, 2017 – Human capital management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its third quarter ended September 30, 2017. A summary of the Company’s Operational and Financial Highlights is available on the Company’s Investor Relations website at http://investors.cornerstoneondemand.com.

“Our third quarter results reflect another quarter of solid performance,” said Adam Miller, the Company’s President and CEO. “We saw improvements in both growth and profitability while significantly exceeding our expectations in several areas.”

Third Quarter 2017 Results:

•	Revenue for the third quarter of 2017 was $121.8 million, representing a 13.0% increase compared to the same period in 2016. Revenue growth on a constant currency basis represented a 13.1% increase compared to the prior year.[1]

•	Billings were $132.1 million for the third quarter of 2017, representing a 23.5% increase compared to the same period in 2016.[1] Billings growth on a constant currency basis represented a 18.3% increase compared to the prior year.[1]

•	The Company’s operating loss for the third quarter of 2017 was $(12.1) million, yielding an operating loss margin of (9.9)%, compared to an operating loss of $(10.0) million, yielding an operating loss margin of (9.3)%, for the third quarter of 2016.

•	Non-GAAP operating income for the third quarter of 2017 was $7.7 million, yielding a non-GAAP operating income margin of 6.3%, compared to a non-GAAP operating income of $6.9 million, yielding a non-GAAP operating income margin of 6.4%, for the third quarter of 2016.[1]

•	The Company’s net loss for the third quarter of 2017 was $(14.9) million, or a $(0.26) diluted net loss per share, compared to a net loss of $(12.4) million, or a $(0.22) diluted net loss per share, for the third quarter of 2016.

•	Non-GAAP net income for the third quarter of 2017 was $7.3 million, or a $0.12 non-GAAP diluted net income per share, compared to a non-GAAP net income of $6.9 million, or a $0.11 non-GAAP diluted net income per share, for the third quarter of 2016.[1]

•	Free cash flow for the third quarter of 2017 was $14.1 million, yielding a free cash flow margin of 11.6%, compared to free cash flow of $7.8 million, yielding a free cash flow margin of 7.3% for the third quarter of 2016.[1]

“We demonstrated continued improvement in profitability in Q3,” said Brian Swartz, the Company’s CFO. “Looking ahead to 2018, we anticipate even further margin improvement. We are increasing our prior 2018 operating margin target from 10% to a range of 11-13%, and we believe our actions to strengthen the business will enable growth and expanded profitability into the future.”

Recent Highlights:

•	HR Tech World awarded Adam Miller with their Unleash Award for his outstanding contributions to HR technology.

•	The Company announced that it was named a Strategic Leader in the October 2017 Fosway 9-GridTM for Integrated Management systems for a third consecutive year, while also advancing to a Core Challenger position in the October 2017 Fosway 9-GridTM for Cloud HCM.

•	The Company announced that Cornerstone Content Anytime, its new subscription content offering, is available for its clients in the United States and Europe.

•	AIESEC, an international youth-run nonprofit organization, began using the Company’s software to support its mission of being a global platform for young people to explore and develop their leadership potential.

•	The University of Georgia, an American public research university, selected the Company’s learning software to support its growing research enterprise.

•	The Company ended the third quarter of 2017 with 3,146 clients and more than 33.5 million users.[2]

Financial Outlook:

The following outlook is based on information available as of the date of this press release and is subject to change in the future. For the fourth quarter ending December 31, 2017, the Company provides the following outlook:

•	Revenue between $129.0 million and $137.0 million, representing year-over-year growth at the mid-point of 22%[3], or 20%[4] on a constant currency basis.

For the year ending December 31, 2017, the Company provides the following outlook:

•	Revenue between $479.0 million and $487.0 million, representing year-over-year growth at the mid-point of 14%[5], or 16%[6] on a constant currency basis.

•	Non-GAAP operating margin of approximately 6% of revenue.

•	Free cash flow margin of approximately 6% to 7% of revenue.

The Company has not reconciled the guidance for non-GAAP operating margin to the corresponding GAAP measures because it does not provide guidance for such GAAP measures and would not be able to present the reconciling items between such GAAP and non-GAAP measures without unreasonable efforts. For non-GAAP operating margin, the Company excludes stock-based compensation expense, which is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense in the fourth quarter ending December 31, 2017 and the year ending December 31, 2017 will have a significant impact on the Company’s GAAP operating margin.

Today, the Company also announced that Silver Lake and LinkedIn will make a $300.0 million strategic investment in the Company. In connection with the investment, the Company’s board of directors authorized a $100.0 million share repurchase program.

[1]	Billings, financial measures presented on a constant currency basis, non-GAAP operating income, non-GAAP operating income margin, non-GAAP net income, non-GAAP diluted net income per share, free cash flow and free cash flow margin are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.
[2]	Includes contracted clients and active users of our enterprise human capital management platform and excludes clients and users of our Cornerstone for Salesforce and PiiQ, formerly known as Cornerstone Growth Edition products.

In order to translate the financial outlook for entities reporting in British pounds (GBP) to United States dollars (USD), the following exchange rates have been applied:
[3]	Exchange rate applied to revenue for the fourth quarter of 2017	$1.32 USD per GBP
[4]	Exchange rate from the fourth quarter of 2016 applied to calculate revenue growth for the fourth quarter of 2017 on a constant currency basis	$1.24 USD per GBP
[5]	Exchange rate applied to revenue for fiscal 2017	$1.32 USD per GBP
[6]	Exchange rate from fiscal 2016 applied to calculate revenue growth for fiscal 2017 on a constant currency basis	$1.35 USD per GBP

Quarterly Conference Call

Cornerstone OnDemand, Inc. will host a conference call to discuss its third quarter 2017 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 99518530. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 11:59 p.m. PT on November 11, 2017 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 99518530.

About Cornerstone OnDemand

Cornerstone OnDemand, Inc. (NASDAQ: CSOD) is a global leader in cloud-based learning and human capital management software. The Company is pioneering solutions to help organizations realize the potential of the modern workforce. From recruitment, onboarding, training and collaboration, to performance management, compensation, succession planning, people administration and analytics, Cornerstone is designed to enable a lifetime of learning and development that is fundamental to the growth of employees and organizations.

Based in Santa Monica, California, the Company’s solutions are used by 3,146 clients worldwide, spanning more than 33.5 million users across 192 countries and 43 languages. To learn more about Cornerstone, visit us on Twitter, Facebook and our blog. www.cornerstoneondemand.com

Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.

Forward-looking Statements

This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding our future financial and operating performance, including our GAAP and non-GAAP guidance, the growth of the learning and human capital management market, our business strategy, plans and objectives for future operations, the demand for and benefits from the use of our current and future solutions both domestically and internationally, the opportunity to upsell to our existing clients, the timing and release of new solutions and the success of such solutions, the investment by Silver Lake, together with LinkedIn, and the use of the proceeds and benefits thereof, the expected election of a director, and the share repurchase program and the factors that will impact the amount and timing of purchases, if any, thereunder, our ability to realize potential benefits from our recent and ongoing operational excellence and cost containment initiatives, our expectations regarding revenue resulting from content sales, focus on recurring revenue streams, and general business conditions. Any forward-looking statements contained in this press release or the quarterly conference call are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; allowing our implementation subcontractors to contract directly with clients for implementation services; shifted focus to recurring revenue streams; our ability to compete as the learning and human capital management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales opportunities; our ability to maintain stable and consistent quota attainment rates; our ability to exploit Big Data to drive increased demand for our products; continued strong demand for learning and human capital management in the U.S., Europe, Asia Pacific and Latin America; the timing and success of efforts to increase operational efficiency and cost containment; the satisfaction of the conditions to closing the investment by Silver Lake, together with LinkedIn; the possibility that the share repurchase program may be suspended or discontinued; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates, including as a result of the “Brexit” vote in the United Kingdom; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; problems caused by security breaches; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; legal or political changes in local or foreign jurisdictions that decrease demand for, or restrict our ability to sell or provide, our products; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation, (ii) billings, which are defined as revenue plus the change in total deferred revenue as presented on the Consolidated Balance Sheets, (iii) free cash flow, which is defined as net cash provided by operating activities minus capital expenditures and capitalized software costs, (iv) free cash flow margin, which is defined as free cash flow divided by revenue (v) non-GAAP net income and non-GAAP diluted net income per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, accretion of debt discount and amortization of debt issuance costs, unrealized fair value adjustment on strategic investment, and excludes the impacts of unamortized stock-based compensation expense in applying the treasury method for determining the non-GAAP weighted average number of dilutive shares outstanding, (vi) non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue, (vii) non-GAAP operating income and non-GAAP operating income margin, which are defined as loss from operations excluding stock-based compensation and amortization of intangible assets, (viii) non-GAAP operating expenses, which exclude stock-based compensation and amortization of intangible assets, and (ix) non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation attributable to the corresponding GAAP financial measures. In addition, the Company discloses revenue and billings growth on a constant currency basis. To present amounts on a constant currency basis, current period results for entities reporting in functional currencies other than the United States dollar are translated into the United States dollar at the prior period exchange rates as opposed to the actual exchange rates in effect for the current period. The Company presents constant currency information to provide a framework for assessing how its underlying business performed excluding the effect of foreign currency fluctuations.

The Company’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:

•	Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.

•	Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company’s operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.

•	Accretion of debt discount and amortization of debt issuance costs. Under GAAP, the Company is required to separately account for liability and equity components of the senior convertible notes that were issued in June 2013. Accordingly, for GAAP purposes, the Company is required to recognize the effective interest expense on its senior convertible notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense, and the amortization expense of issuance costs are excluded from management’s assessment of the Company’s operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company’s operating results to prior periods and its peer companies.

•	Fair value adjustment on strategic investments. The Company views the increase or decrease in fair value of its strategic investments as not indicative of operational performance during any particular period and believes that the exclusion of these gains or losses provides investors with a supplemental view of the Company’s operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For prior periods, a reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$76,433	$83,300
Short-term investments	232,268	218,791
Accounts receivable, net	124,461	136,657
Deferred commissions	37,778	36,298
Prepaid expenses and other current assets	22,800	18,467

Total current assets	493,740	493,513

Capitalized software development costs, net	37,586	30,683
Property and equipment, net	21,594	23,962
Long-term investments	37,927	41,046
Intangible assets, net	780	7,421
Goodwill	25,894	25,894
Other assets, net	3,878	1,110

Total Assets	$621,399	$623,629

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$16,020	$24,392
Accrued expenses	46,533	47,619
Deferred revenue, current portion	259,650	272,206
Convertible notes, net	245,583	—
Other liabilities	4,218	2,094

Total current liabilities	572,004	346,311

Convertible notes, net	—	238,435
Other liabilities, non-current	1,830	1,794
Deferred revenue, net of current portion	13,530	10,126

Total liabilities	587,364	596,666

Stockholders’ Equity:
Common stock	6	6
Additional paid-in capital	539,171	476,230
Accumulated deficit	(506,050)	(453,719)
Accumulated other comprehensive income	908	4,446

Total stockholders’ equity	34,035	26,963

Total Liabilities and Stockholders’ Equity	$621,399	$623,629

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$121,796	$107,758	$350,029	$314,095
Cost of revenue [1,2]	35,708	33,369	104,978	100,974

Gross profit	86,088	74,389	245,051	213,121
Operating expenses:
Sales and marketing [1]	60,554	53,690	179,521	168,226
Research and development [1]	16,389	12,130	44,484	34,927
General and administrative [1]	21,249	18,608	64,866	51,611
Amortization of certain acquired intangible assets	—	—	—	150

Total operating expenses	98,192	84,428	288,871	254,914

Loss from operations	(12,104)	(10,039)	(43,820)	(41,793)
Other income (expense):
Interest income	749	451	2,021	1,182
Interest expense	(3,373)	(3,245)	(10,015)	(9,652)
Other, net	376	663	921	2,938

Other income (expense), net	(2,248)	(2,131)	(7,073)	(5,532)

Loss before income tax provision	(14,352)	(12,170)	(50,893)	(47,325)
Income tax provision	(503)	(218)	(1,438)	(894)

Net loss	$(14,855)	$(12,388)	$(52,331)	$(48,219)

Net loss per share, basic and diluted	$(0.26)	$(0.22)	$(0.92)	$(0.87)

Weighted average common shares outstanding, basic and diluted	57,627	55,964	57,072	55,359

[1]	Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of revenue	$1,216	$1,215	$3,629	$3,477
Sales and marketing	7,988	6,741	21,534	19,186
Research and development	2,641	2,144	7,140	5,777
General and administrative	5,737	4,646	18,726	12,310

Total	$17,582	$14,746	$51,029	$40,750

[2]	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of revenue	$2,206	$2,228	$6,640	$6,915

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(14,855)	$(12,388)	$(52,331)	$(48,219)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,050	8,416	27,028	23,867
Accretion of debt discount and amortization of debt issuance costs	2,412	2,296	7,148	6,805
Purchased investment premium, net of amortization	120	(343)	527	219
Net foreign currency (gain) loss	(223)	64	(1,368)	(1,146)
Stock-based compensation expense	17,582	14,746	51,029	40,750
Changes in operating assets and liabilities:
Accounts receivable	(4,740)	2,234	14,631	1,056
Deferred commissions	(2,366)	(36)	(357)	1,688
Prepaid expenses and other assets	187	(1,258)	(4,033)	(3,807)
Accounts payable	2,411	(2,257)	(8,276)	(4,937)
Accrued expenses	5,323	677	(2,107)	(5,211)
Deferred revenue	7,710	1,833	(16,323)	(7,490)
Other liabilities	(1,073)	(1,152)	359	(1,857)

Net cash provided by operating activities	21,538	12,832	15,927	1,718

Cash flows from investing activities:
Purchases of investments	(144,903)	(113,478)	(231,384)	(174,992)
Maturities of investments	96,524	53,034	219,846	130,229
Capital expenditures	(2,942)	(984)	(6,682)	(4,345)
Capitalized software costs	(4,464)	(4,009)	(15,826)	(12,236)

Net cash used in investing activities	(55,785)	(65,437)	(34,046)	(61,344)

Cash flows from financing activities:
Principal payments under capital lease obligations	—	—	—	(33)
Proceeds from employee stock plans	3,411	5,294	9,722	17,770

Net cash provided by financing activities	3,411	5,294	9,722	17,737

Effect of exchange rate changes on cash and cash equivalents	267	26	1,530	(512)

Net decrease in cash and cash equivalents	(30,569)	(47,285)	(6,867)	(42,401)
Cash and cash equivalents at beginning of period	107,002	112,575	83,300	107,691

Cash and cash equivalents at end of period	$76,433	$65,290	$76,433	$65,290

Supplemental cash flow information:
Cash paid for interest	$1,943	$1,898	$3,841	$3,796
Cash paid for income taxes	812	741	1,800	1,837
Proceeds from employee stock plans received in advance of stock issuance	1,490	1,283	1,998	1,485
Non-cash investing and financing activities:
Assets acquired under capital leases and other financing arrangements	$1,643	$—	$3,467	$—
Capitalized assets financed by accounts payable and accrued expenses	631	1,993	631	1,993
Capitalized stock-based compensation	1,250	1,226	3,721	3,111

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND

GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, LOSS FROM

OPERATIONS TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN TO NON-GAAP OPERATING

INCOME MARGIN

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Reconciliation of cost of revenue, gross profit and gross margin:
Revenue	$121,796	$107,758	$350,029	$314,095
Cost of revenue	35,708	33,369	104,978	100,974

Gross profit	$86,088	$74,389	$245,051	$213,121

Gross margin	70.7%	69.0%	70.0%	67.9%

Cost of revenue	$35,708	$33,369	$104,978	$100,974
Adjustments to cost of revenue:
Amortization of intangible assets	(2,206)	(2,228)	(6,640)	(6,915)
Stock-based compensation	(1,216)	(1,215)	(3,629)	(3,477)

Total adjustments to cost of revenue	(3,422)	(3,443)	(10,269)	(10,392)

Non-GAAP costs of revenue	32,286	29,926	94,709	90,582

Non-GAAP gross profit	$89,510	$77,832	$255,320	$223,513

Non-GAAP gross margin	73.5%	72.2%	72.9%	71.2%

Reconciliation of operating income (loss) and operating income (loss) margin:
Loss from operations	$(12,104)	$(10,039)	$(43,820)	$(41,793)
Operating margin	(9.9)%	(9.3)%	(12.5)%	(13.3)%
Adjustments to loss from operations:
Stock-based compensation	17,582	14,746	51,029	40,750
Amortization of intangible assets	2,206	2,228	6,640	7,073

Total adjustments to loss from operations	19,788	16,974	57,669	47,823

Non-GAAP operating income	$7,684	$6,935	$13,849	$6,030

Non-GAAP operating income margin	6.3%	6.4%	4.0%	1.9%

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF NET LOSS TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net loss	$(14,855)	$(12,388)	$(52,331)	$(48,219)
Adjustments to net loss
Stock-based compensation	17,582	14,746	51,029	40,750
Amortization of intangible assets	2,206	2,228	6,640	7,073
Accretion of debt discount and amortization of debt issuance costs [1]	2,412	2,296	7,148	6,805
Fair value adjustment on strategic investments [2]	—	—	600	150

Total adjustments to net loss	22,200	19,270	65,417	54,778

Non-GAAP net income	$7,345	$6,882	$13,086	$6,559

Non-GAAP basic net income per share	$0.13	$0.12	$0.23	$0.12
Non-GAAP diluted net income per share	$0.12	$0.11	$0.21	$0.11
Weighted-average common shares outstanding, basic	57,627	55,964	57,072	55,359
Non-GAAP weighted-average common shares outstanding, diluted	62,654	61,384	62,102	60,345

[1]	Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.
[2]	Fair value adjustment recorded for our strategic investments in privately-held companies.

Cornerstone OnDemand, Inc.

CALCULATIONS OF BILLINGS

(in thousands)

(unaudited)

	Deferred Revenue Balance	Three Months Ended September 30, 2017
Revenue		$121,796
Deferred revenue at June 30, 2017	$262,866
Deferred revenue at September 30, 2017	273,180

Change in deferred revenue		10,314

Billings		$132,110

	Deferred Revenue Balance	Three Months Ended September 30, 2016
Revenue		$107,758
Deferred revenue at June 30, 2016	$235,834
Deferred revenue at September 30, 2016	235,067

Change in deferred revenue		(767)

Billings		$106,991

Percentage period-over-period increase in billings for the three months ended September 30, 2017		23.5%
Percentage period-over-period increase in billings on a constant currency basis for the three months ended September 30, 2017 [1]		18.3%
Percentage period-over-period increase in revenue for the three months ended September 30, 2017		13.0%
Percentage period-over-period increase in revenue on a constant currency basis for the three months ended September 30, 2017 [1]		13.1%

	Deferred Revenue Balance	Nine Months Ended September 30, 2017
Revenue		$350,029
Deferred revenue at December 31, 2016	$282,332
Deferred revenue at September 30, 2017	273,180

Change in deferred revenue		(9,152)

Billings		$340,877

	Deferred Revenue Balance	Nine Months Ended September 30, 2016
Revenue		$314,095
Deferred revenue at December 31, 2015	$252,139
Deferred revenue at September 30, 2016	235,067

Change in deferred revenue		(17,072)

Billings		$297,023

Percentage period-over-period increase in billings for the nine months ended September 30, 2017		14.8%
Percentage period-over-period increase in billings on a constant currency basis for the nine months ended September 30, 2017 [1]		10.7%
Percentage period-over-period increase in revenue for the nine months ended September 30, 2017		11.4%
Percentage period-over-period increase in revenue on a constant currency basis for the nine months ended September 30, 2017 [1]		14.3%

[1]	We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency fluctuations. To present this information, current period results for entities reporting in British pounds are translated into the United States dollars at the prior period exchange rates of $1.31 USD per GBP for the three months ended September 30, 2017 and $1.39 USD per GBP for the nine months ended September 30, 2017, as opposed to the actual exchange rates in effect for the current period of $1.31 USD per GBP for the three months ended September 30, 2017 and $1.28 USD per GBP for the nine months ended September 30, 2017.

Cornerstone OnDemand, Inc.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW AND

FREE CASH FLOW MARGIN

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$21,538	$12,832	$15,927	$1,718
Capital expenditures	(2,942)	(984)	(6,682)	(4,345)
Capitalized software costs	(4,464)	(4,009)	(15,826)	(12,236)

Free cash flow	$14,132	$7,839	$(6,581)	$(14,863)

Free cash flow margin	11.6%	7.3%	(1.9)%	(4.7)%

Cornerstone OnDemand, Inc.

Investor Relations Contact:

Alexandra Geller

Cornerstone OnDemand

Phone: +1 (310) 752-1870

ageller@csod.com

or

Media Contact:

Kristy Gonzalez

Cornerstone OnDemand

Phone: +1 (310) 382-9563

kgonzalez@csod.com

Source: Cornerstone OnDemand